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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            OSI Pharmaceuticals, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                           13-3159796
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(State of Incorporation or Organization)   (IRS Employer Identification No.)

    106 Charles Lindbergh Boulevard
              Uniondale, NY                              11553
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(Address of Principal Executive Offices)               (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: Not Applicable.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class                              Name of Each Exchange On Which
To Be So Registered                              Each Class Is To Be Registered
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      None                                                   N/A

     Securities to be registered pursuant to Section 12(g) of the Act:

         Series SRP Junior Participating Preferred Stock Purchase Rights
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                                (Title of Class)

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     The purpose of this amendment is to de-register the securities, known as
Series SRP Junior Participating Preferred Stock Purchase Rights, registered on a Form 8-A filed by OSI Pharmaceuticals, Inc. (the "Company") on June 30, 1999, file number 000-15190, for the reason that such securities were redeemed by the Company on September 27, 2000.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  October 26, 2000                  OSI PHARMACEUTICALS, INC.

                                          By: /s/ Robert L. Van Nostrand
                                              -------------------------------
                                              Name: Robert L. Van Nostrand
                                              Title: Vice President and Chief
                                              Financial Officer, Secretary and
                                              Treasurer